Exhibit 99.1

Safe and Green Development Corporation Acquires XENE Real Estate AI Software

MIAMI, Fla, Feb. 08, 2024 (GLOBE NEWSWIRE) -- Safe and Green Development Corporation (NASDAQ: SGD) (“SG Devco” or the “Company”), today announced that it has closed on the previously announced acquisition of Majestic World Holdings (“MWH”), a real estate technology firm and owner of the Xene AI Software platform (“XENE Platform”). The purchase price for the acquisition consists of an aggregate of $500 thousand in cash to be paid over 5 quarters and 500,000 shares of SG Devco restricted stock valued at $1.075 million, or $2.15 per share. Under the terms of the agreement, Matthew Barstow, MWH CEO & President will become Senior Vice President of Innovation at SG Devco. The acquisition is a milestone in the company’s short history and adds a new vertical to the SG DevCo portfolio. The addition of MWH diversifies SG DevCo’s business interests and adds a new source of potential revenue.

David Villarreal, President & CEO of Safe and Green Development Corporation, stated, “Majestic is an innovator in real estate technology with a unique asset base and people with deep industry knowledge. The combined capabilities of our two companies is expected to provide long-term value creation well in excess of what either company was capable of doing on a individually. We believe this transaction will immediately and in the long-term drive significant value to our shareholders.”

Matthew A. Barstow commented, “It is an honor to be part of the SG Devco family, to launch the Xene platform nationally and work alongside the wonderful people at SG Devco to develop new products that can improve all facets of the financial real estate industry. David has been helpful throughout this entire process with his patience and detail-oriented approach to every aspect of this process.”

The XENE Platform, powered by advanced AI technology, has the goal of creating a decentralized real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. This development is expected to significantly save time and resources for all parties involved. The XENE Platform is designed to streamline property transactions and offer a cost-effective alternative to traditional buyers’ agent models. The platform is expected to launch during the first quarter of 2024.

About Safe and Green Development Corporation

Safe and Green Development Corporation is a leading real estate development company. Formed in 2021, it focuses on the development of sites using purpose-built, prefabricated modules built from both wood and steel, sourced from one of Safe & Green Holdings Corp.’s factories operated by Safe & Green Holdings’ SG Echo subsidiary. More information about SG DevCo can be found at www.sgdevco.com.

Safe Harbor Statement

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and include statements regarding the combined capabilities of the two companies being expected to provide long-term value creation well in excess of what either company was capable of doing on a standalone basis, the acquisition adding a new source of potential revenue, , the transaction immediately and in the long-term driving significant value to the Company’s shareholders, launching the XENE platform nationally, developing new products that can improve all facets of the financial real estate industry, the XENE Platform creating a decentralized real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment, the XENE Platform being expected to significantly save time and resources for all parties involved, the XENE Platform streamlining property transactions and offering a cost-effective alternative to traditional buyers’ agent models, and the launch of the XENE during the first quarter of 2024. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the Company’s ability to roll out the Xene platform as planned, the ability of the XENE Platform to transform the real estate landscape, the ability of the XENE Platform to bring together a diverse array of participants including brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment, the ability of the XENE Platform to significantly save time and resources for all parties involved, the ability of the XENE Platform to streamline property transactions, the ability of the XENE Platform to provide a cost effective alternative to traditional buyers’ agent models and other factors discussed in the Company’s Form 10 registration statement and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Safe and Green Development Corporation undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.